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                                                                    EXHIBIT 6.B.



                     CONSENT OF SCOTT V. CARNEY, FSA, MAAA

                                 April 17, 2002


Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

     I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 22 to the Registration Statement on Form S-6 for certain modified premium variable life insurance policies issued through the Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 33-2625).


                                             Sincerely,


                                                    /s/ Scott V. Carney
                                             -----------------------------------
                                             Scott V. Carney, FSA, MAAA
                                             Actuary